Exhibit 99.1

SCIO Diamond Announces Michael McMahon as CEO

GREENVILLE, SC, February 1, 2013 /CNW/ — Scio Diamond Technology Corporation (OTCBB: SCIO.OB) (hereinafter “Scio” or the “company”) today announced that its Board of Directors appointed Michael McMahon as Chief Executive Officer, effective February 1, 2013.

Mr. McMahon has been the company’s Chief Operating Officer since 2011.  Mr. McMahon is a graduate of the University of Cincinnati and has over 30 years of senior management leadership experience.  He has held Senior Executive positions at Fluor Corporation, Jacobs Engineering, and CRSS, Inc. managing the design and construction of over 19 billion dollars of constructed value worldwide, much of it in high technology.

Ed Adams, Chairman of Scio’s Board of Directors, said: “We are delighted that Michael has accepted our offer to lead Scio. Michael’s leadership in designing, building, and starting up Scio’s production facilities enabled Scio to now aggressively ramp production and revenue.  His diverse skill set, international business experience, corporate governance expertise and business acumen are a great fit for the company.  His vision of mass production of diamond for both the industrial and gemstone markets is clear, concise and focused.  Michael has already demonstrated a leadership perspective that fits ideally with Scio’s.  There is no doubt that Michael will lead Scio to being the most productive and efficient diamond operation in the world.  More importantly, his strategic approach and previous experience in building successful partnerships will lead Scio to new markets that can exploit the power of diamond as a disruptive material technology.”

Michael McMahon commented: “The growth possibilities for Scio are immense, and I look forward to leading the company to achieve its full potential.  Our achievements to date in starting mass production are just the beginning.  Our patented technology will enable us to continue our production ramp in the months ahead.”

About Scio

Scio employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting, with such diamonds referred to as “lab-grown” or cultivated diamonds. These cultivated diamonds have chemical, physical and optical properties identical to mined diamonds. The company’s manufacturing process enables it to produce high-quality, high-purity, single-crystal colorless, near colorless and fancy colored diamonds.

Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are very rare in nature. Scio produces diamonds for industrial, gemstone, medical and semiconductor applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SOURCE: Scio Diamond

For further information: Scio Diamond Technology Corporation Michael McMahon — mmcmahon@sciodiamond.com